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                                                                     EXHIBIT 1.2
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                           CHEVRON CAPITAL U.S.A. INC.


                           GUARANTEED DEBT SECURITIES


                             UNDERWRITING AGREEMENT
                               STANDARD PROVISIONS


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                           CHEVRON CAPITAL U.S.A. INC.

                           GUARANTEED DEBT SECURITIES

                   UNDERWRITING AGREEMENT STANDARD PROVISIONS

          From time to time, Chevron Capital U.S.A. Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of certain debt securities (the "Securities") guaranteed by ChevronTexaco Corporation, a Delaware corporation ("ChevronTexaco"), to the purchaser or purchasers named therein (collectively, the "Underwriters"). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (the "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this "Agreement." Capitalized terms not otherwise defined in this Agreement shall have the respective meanings given them in the Indenture (as hereinafter defined).

          The terms governing the issuance and sale of any particular series of Securities shall be as provided in the applicable Underwriting Agreement (with respect to each Underwriting Agreement, such series of Securities are herein referred to as the "Designated Securities") and in the Indenture (the
"Indenture") dated as of            among the Company, ChevronTexaco and
             , as Trustee (the "Trustee").

          SECTION 1. ISSUANCE OF DESIGNATED SECURITIES. Sales of the Designated Securities may be made from time to time to the Underwriters of the Designated Securities. Any firm or firms designated as the representative or representatives, as the case may be, of the Underwriters of the Designated Securities in the Underwriting Agreement relating thereto will act as the representative or representatives (collectively, the "Representatives"). The obligation of the Company to issue and sell any of the Designated Securities, the obligation of ChevronTexaco to guarantee any of the Designated Securities and the obligation of any Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. Each Underwriting Agreement shall specify the aggregate principal amount of the Designated Securities, the public offering price of the Designated Securities, the purchase price to the Underwriters of the Designated Securities, the names of the Underwriters of the Designated Securities, the name of the Representatives, if any, of such Underwriters, the principal amount of the Designated Securities to be purchased by each Underwriter and the terms of any Delayed Delivery Contract (as hereinafter defined), and shall set forth the date, time and manner of delivery of the Designated Securities and payment therefor. The Underwriting Agreement shall also specify, to the extent not set forth in the Registration Statement and Prospectus (each as hereinafter defined) with respect thereto, the general terms of the Designated Securities. An Underwriting Agreement shall be in writing (which may be in counterparts), and may be evidenced by an exchange of facsimile transmissions or any other transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under each Underwriting Agreement shall be several and not joint.

          If the Company and ChevronTexaco agree, the Underwriters may solicit offers to purchase the Designated Securities pursuant to delayed delivery contracts ("Delayed Delivery Contracts") in a form agreed upon by the Company and ChevronTexaco. The Underwriters shall be paid their specified commission for Delayed Delivery Contracts upon the full performance of the Delayed Delivery Contracts. If the Delayed Delivery Contracts are invalid or are not fully performed, then the Underwriters shall not be entitled to any compensation for their efforts in securing such Delayed Delivery Contracts.

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          If the Delayed Delivery Contracts are executed, valid and fully performed, the Designated Securities delivered pursuant to them shall be deducted from the Designated Securities to be purchased by the Underwriters and the aggregate principal amount of Designated Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Designated Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Underwriters or the Representatives, as the case may be, determine that such reduction shall be otherwise than in such proportion and so advise the Company and ChevronTexaco in writing; provided, however, that the total principal amount of securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in the appropriate schedule thereto, less the aggregate principal amount of Designated Securities to be delivered pursuant to the delayed delivery provisions.

          SECTION 2. REPRESENTATIONS AND COVENANTS. The Company and ChevronTexaco represent to, and covenant with, each Underwriter that:

          (a)  A registration statement on Form S-3 (Registration No.
                 ), including a prospectus, relating to the Securities of the Company has been filed with the Securities and Exchange Commission (the "Commission") in accordance with applicable regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), and has become effective under the Act. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement," and such prospectus as proposed to be supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Designated Securities to be filed pursuant to Rule 424 under the Act is hereinafter referred to as the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, and incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of this Agreement.

          (b) The Registration Statement and the Prospectus conform, and any amendments thereof and supplements thereto relating to the Designated Securities will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed as to form with the Exchange Act and the rules and regulations thereunder, the Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder, and none of the above listed documents included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and ChevronTexaco make no representations as to (i) that part of the Registration Statement which shall constitute the Trustee's Statement of Eligibility and Qualifications (Form T-1) under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished to the Company or ChevronTexaco by or on behalf of any Underwriter for use in connection with the preparation of such documents.

          SECTION 3. DELIVERY AND PAYMENT. Delivery of and payment for the Designated Securities (except for Designated Securities to be delivered under Delayed Delivery Contracts) shall be made at the place, on the date and at the time specified in the Underwriting Agreement (the "Closing Date"), which Closing Date may be postponed by agreement between the Underwriters or the Representatives, as the case may be,

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the Company and ChevronTexaco. Delivery of the Designated Securities shall be made to the Underwriters or, if appropriate, the Representatives for the respective accounts of the Underwriters, in either case, against payment by the Underwriters directly or through the Representatives of the purchase price thereof to or upon the order of the Company by either wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House funds, unless otherwise agreed in the Underwriting Agreement. Unless issued in Global Form, certificates for the Designated Securities shall be registered in such names and in such denominations as the Underwriters or, if appropriate, the Representatives may request in writing not less than three full business days in advance of the Closing Date. If issued as Global Securities, the Designated Securities shall be issued in the form and registered to the Depository or its order, all as provided in the Indenture.

          If so requested by the Underwriters or the Representatives, as the case may be, the Company agrees to have the Designated Securities available for inspection, checking and packaging in New York, New York, at least one business day prior to the Closing Date.

          SECTION 4. OFFERING BY UNDERWRITER OR UNDERWRITERS. It is understood that the Underwriters propose to offer the Designated Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

          SECTION 5. AGREEMENTS. The Company and ChevronTexaco agree with the Underwriters that:

          (a) The Company and ChevronTexaco will cause the Prospectus Supplement to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriters or the Representatives, as the case may be, when the Prospectus Supplement has been so filed, and prior to the termination of the offering of the Designated Securities will promptly advise such Underwriters or Representatives (i) when any amendment to the Registration Statement has become effective or any further supplement to the Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company or ChevronTexaco of any notification with respect to the suspension of the qualification of the Designated Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and ChevronTexaco will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company and ChevronTexaco will not file any amendment to the Registration Statement or supplement to the Prospectus relating to the Designated Securities unless they have furnished the Underwriters or the Representatives, as the case may be, a copy prior to filing and will not file any such proposed amendment or supplement to which such Underwriters or Representatives reasonably object.

          (b) If, at any time when a prospectus relating to the Designated Securities is required to be delivered under the Act or any other applicable securities law, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and ChevronTexaco will promptly notify the Underwriters or the Representatives, as the case may be, and will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) ChevronTexaco will make generally available to its security holders and to the Underwriters or the Representatives, as the case may be, as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of ChevronTexaco during which the filing of the Prospectus Supplement pursuant to Rule 424 under the Act first occurs (except not later than

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90 days if such filing date is in the last fiscal quarter), an earnings statement (which need not be audited) of ChevronTexaco and its consolidated subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Act.

          (d) The Company and ChevronTexaco will furnish to the Underwriters or the Representatives, as the case may be, and counsel for such Underwriters or Representatives copies of the Registration Statement (including, if requested, the exhibits thereto and the documents incorporated by reference in the Prospectus) and each amendment or supplement thereto relating to the Designated Securities which is thereafter filed pursuant to paragraph (a) or (b) of this
Section 5 and to each Underwriter, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act or other applicable securities laws, as many copies of the Prospectus and any amendments thereof and supplements thereto, relating to the Designated Securities, as such Underwriters may reasonably request.

          (e) The Company and ChevronTexaco will pay (i) all expenses incurred by them in the performance of their obligations under this Agreement, (ii) reasonable fees charged for rating the Designated Securities and for preparing a Blue Sky and Legal Investment Memorandum with respect to the sale of the Designated Securities, and (iii) the expenses of printing or otherwise producing and delivering the Designated Securities, the documents specified in paragraph
(d) of this Section 5 and any Blue Sky and Legal Investment Memorandum.

          (f) The Company and ChevronTexaco will use their best efforts to arrange and pay for the qualification of the Designated Securities for sale under the laws of such jurisdictions as the Underwriters or the Representatives, as the case may be, may designate and to maintain such qualifications in effect so long as required for the distribution of the Designated Securities; provided, however, that the Company and ChevronTexaco shall not be required to qualify to do business in any jurisdiction where they are not now qualified or to take any action which would subject them to general or unlimited service of process in any jurisdiction where they are not now so subject.

          (g) If the sale of the Designated Securities provided for in an Underwriting Agreement is not consummated by reason of any failure, refusal or inability on the part of the Company or ChevronTexaco to perform any agreement on its part to be performed (except for any failure so to perform on the part of the Company or ChevronTexaco engendered by a failure, refusal or inability on the part of the Underwriters or any Representatives to perform any agreement on their part to be performed) or the failure of any condition set forth in Section 6, the Company or ChevronTexaco will reimburse the several Underwriters who are named in such Underwriting Agreement for all reasonable out-of-pocket disbursements incurred by the Underwriters in connection with their investigation, marketing and preparing to market the Designated Securities, and upon such reimbursement the Company and ChevronTexaco shall have no further liability to the Underwriters except as provided in Section 7.

          (h) During the period beginning on the date of this Agreement and terminating on the earlier of (i) the Closing Date or (ii) the date of notice to the Company by the Underwriters or the Representatives, as the case may be, of the termination of trading restrictions, if any, with respect to the Designated Securities imposed by any Agreement among Underwriters, neither the Company nor ChevronTexaco will offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Designated Securities covered by this Agreement, without the prior written consent of such Underwriters or Representatives.

          SECTION 6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Designated Securities shall be subject to the accuracy of the representations on the part of the Company and ChevronTexaco contained herein as of the date hereof and the Closing Date, to the performance by the Company and ChevronTexaco of their obligations hereunder and to the following additional conditions:

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          (a)  No stop order suspending the effectiveness of the
     Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or threatened as of the Closing Date;

          (b) Pillsbury Winthrop LLP, counsel for the Company and ChevronTexaco, shall have furnished to the Underwriters or the Representatives, as the case may be, their opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit A;

          (c) The Underwriters or the Representatives, as the case may be, shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to such matters as such Underwriters or Representatives may reasonably require;

          (d) ChevronTexaco shall have furnished to the Underwriters or the Representatives, as the case may be, a certificate, dated the Closing Date, of ChevronTexaco, signed by one or more officers of ChevronTexaco, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

               (1) The representations and warranties of ChevronTexaco in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and ChevronTexaco has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (2) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, threatened as of such date; and

               (3) Since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of ChevronTexaco and its consolidated subsidiaries, taken as a whole, nor any material increase in the debt of ChevronTexaco Corporation and its consolidated subsidiaries, except as set forth in or contemplated by the Prospectus or as described in the certificate.

          (e) The Company shall have furnished to the Underwriters or the Representatives, as the case may be, a certificate, dated the Closing Date, of the Company, signed by one or more officers of the Company, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

               (1) The representations of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

               (2) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, threatened as of such date.

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          (f)  The Underwriters or the Representatives, as the case may be, shall have received from PricewaterhouseCoopers LLP a letter, dated the Closing Date, which letter shall be in form as may be agreed upon among such Underwriters or Representatives, ChevronTexaco and PricewaterhouseCoopers LLP, and shall cover such matters as may be reasonably requested by such Underwriters or Representatives.

          (g) Prior to the Closing Date, the Company and ChevronTexaco shall have furnished to the Underwriters or the Representatives, as the case may be, such further information, certificates and documents as they may reasonably request.

          (h) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of ChevronTexaco and its subsidiaries considered as a whole which the Underwriters or the Representatives, as the case may be, conclude, in their judgment, after consultation with ChevronTexaco, materially impairs the investment quality of the Designated Securities so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Designated Securities as contemplated by the Prospectus.

          SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company and ChevronTexaco agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto relating to the Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as so incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and ChevronTexaco will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company or ChevronTexaco by or on behalf of any Underwriter through the Underwriters or the Representatives, as the case may be, for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company or ChevronTexaco may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and ChevronTexaco, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company or ChevronTexaco within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and ChevronTexaco to each Underwriter, but only with reference to information furnished in writing to the Company or ChevronTexaco by or on behalf of such Underwriter directly or through the Underwriters or the Representatives, as the case may be, for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement

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thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, ChevronTexaco or the Underwriters on grounds of policy or otherwise, the Company, ChevronTexaco and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company, ChevronTexaco or one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and ChevronTexaco and the Company are responsible for the balance; provided that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Designated Securities) be responsible for any amount in excess of the underwriting discount applicable to the Designated Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company or ChevronTexaco within the meaning of either the Act or the Exchange Act, each officer of the Company or ChevronTexaco who shall have signed the Registration Statement and each director of the Company or ChevronTexaco shall have the same rights to contribution as the Company and ChevronTexaco, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify in writing such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          SECTION 8. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Underwriters or the Representatives, as the case may be, by written notice given to the Company and ChevronTexaco prior to delivery of and payment for the Designated Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the

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United States is such as to make it, in the reasonable judgment of such
Underwriters or Representatives, impracticable to market the Designated Securities.

          SECTION 9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, indemnities and other statements of the Company and ChevronTexaco, or their officers and of the Underwriters and/or any Representatives set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, ChevronTexaco, or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(e) and 7 hereof shall survive the termination or cancellation of this Agreement.

          SECTION 10. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any Designated Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Designated Securities set forth opposite their names in the appropriate schedule of the Underwriting Agreement bears to the aggregate amount of Designated Securities set forth opposite the names of all the remaining Underwriters) the Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the amount of Designated Securities set forth in the appropriate schedule of the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Designated Securities, and if such nondefaulting Underwriters do not purchase all the Designated Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or ChevronTexaco. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters or the Representatives, as the case may be, shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or ChevronTexaco and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          SECTION 11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          SECTION 12. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

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                                    EXHIBIT A

                    [FORM OF PILLSBURY WINTHROP LLP OPINION]


[Date]

Underwriter[s]

Gentlemen and Mesdames:

          We have acted as counsel to ChevronTexaco Corporation, a Delaware corporation ("ChevronTexaco"), and Chevron Capital U.S.A. Inc., a Delaware corporation (the "Company") in connection with your purchase from the Company of
$   ,000,000 in aggregate principal amount of its Guaranteed [Securities] Due
     (the "Securities"). Such purchase is made pursuant to the Underwriting
Agreement dated              (the "Underwriting Agreement") among the Company,
ChevronTexaco and [you, the Underwriter[s]] [the underwriters named therein, for whom you are acting as representative[s]]. The Securities are being issued under
an Indenture dated as of               (the "Indenture") among the Company,
ChevronTexaco and             , as trustee (the "Trustee"). This opinion is
furnished pursuant to Section 6(b) of the Underwriting Agreement. Terms defined in the Indenture have the same meanings when used in this opinion.

          We have examined executed copies of the Indenture, the Securities, the Underwriting Agreement, the Registration Statement (as hereinafter defined) and we have also examined the Prospectus (as hereinafter defined). We have also examined such other documents and certificates of public officials and representatives of the Company and ChevronTexaco as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers or authorized representatives of the Company and ChevronTexaco and the public filings of ChevronTexaco.

          We have assumed the genuineness of all signatures and documents submitted to us as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and as to documents executed by entities other than ChevronTexaco or the Company, that each of such entities has the power to enter into and perform its respective obligations thereunder, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, each of such entities.

          We express no opinion as to the laws of any jurisdiction other than California, New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

          Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that:

          1. ChevronTexaco is validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing to do business in each other state in which its ownership

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or leasing of properties requires such qualification and in which a consequence of the failure to be so qualified would be materially adverse to the business or financial condition of ChevronTexaco and its subsidiaries taken as a whole and possesses the requisite corporate power and authority to own its properties and conduct its business consistent with any description thereof in the prospectus
dated              and the prospectus supplement dated            , filed with
the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2) of Regulation C under the Securities Act of 1933, as amended (the "Act") (the prospectus and the prospectus supplement, including the documents incorporated by reference therein, are herein collectively referred to as the "Prospectus").

          2. The Company is validly existing and in good standing under the laws of the State of Delaware.

          3. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

          4. The Indenture has been duly authorized, executed and delivered by ChevronTexaco. The Indenture has been duly executed and delivered by the Company. The Indenture constitutes the valid and binding obligation of ChevronTexaco and the Company, enforceable against each in accordance with its terms.

          5. The Securities have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

          6. The Securities will be entitled to the benefits of the Indenture, including the Guarantee set forth in Article Four of the Indenture (the "Guarantee"), and such Guarantee constitutes the valid and binding obligation of ChevronTexaco, enforceable in accordance with its terms.

          7. The Underwriting Agreement has been duly authorized, executed and delivered by ChevronTexaco. The Underwriting Agreement has been duly executed and delivered by the Company.

          8.   The Registration Statement on Form S-3 (File No.             )
filed by ChevronTexaco and the Company with the Commission on              under
Rule 415 of the Act (such Registration Statement including the exhibits thereto and the documents incorporated by reference therein being herein collectively referred to as the "Registration Statement") has become effective under the Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and, except as may be otherwise indicated in the Prospectus or required by the blue sky or securities laws of jurisdictions in which the Securities are offered or sold, no further authorization, consent, approval of or filing with any Federal or state governmental or regulatory body is required to be obtained by ChevronTexaco or the Company in connection with the execution, delivery and performance of the terms of the Underwriting Agreement, the Indenture or the Securities or the offer and sale of the Securities as described in the Prospectus, and the execution, delivery and performance of the terms of the Underwriting Agreement, the Indenture and the Securities by ChevronTexaco or the Company will not contravene any provision of the Restated Certificate of Incorporation, as amended, or By-Laws of ChevronTexaco, the charter documents of the Company, any Federal law or regulation or, to the best of our knowledge, any applicable state law or any material agreement or instrument binding upon ChevronTexaco.

          9. The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; each document filed by ChevronTexaco under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus complied as to form in all material respects when so filed with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; the statements in the Prospectus with respect to the terms of the Indenture and the Securities fairly summarize the terms of such instruments and to the best of our knowledge there are no other agreements or instruments required to be described or referred to in the Registration Statement which have not been

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described or referred to therein; and while we have not ourselves checked the accuracy or completeness of, or otherwise verified the information furnished in the Registration Statement, we have considered the information required to be furnished therein and have generally reviewed and had discussions with certain officers and employees of ChevronTexaco and the Company concerning the information so furnished, whether or not subject to our checking and verification, and on the basis of such consideration, review and discussions, but without independent checking or verification, we have no reason to believe
that the Registration Statement or the Prospectus, as of              ,
contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not
misleading or that the Registration Statement or the Prospectus, as of         ,
contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; it being understood that with respect to the matters covered by this paragraph 9, we express no opinion as to the financial statements or other financial or numerical data contained in the Registration Statement or the Prospectus.

          The opinions set forth in the foregoing are subject to the following qualifications:

          (a) Our opinions in paragraphs 4, 5 and 6 are subject to and limited by: (i) the effect of applicable bankruptcy, insolvency, fraudulent conveyance transfer, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally; (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iii) requirements of reasonableness, good faith and fair dealing and the effect of court decisions invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon a borrower, and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the creditor, or which have held that the creditor's enforcement of such covenants or provisions under the circumstances would have violated the creditor's covenants of good faith and fair dealing implied under California law, and (iv) the effect of California statutes and rules of law which cannot be waived prospectively by a borrower. With respect to the Guarantee, we note that certain California statutes and cases provide that a surety may be exonerated if the creditor alters the original obligation of the principal without the surety's consent, elects remedies for default that may impair the surety's subrogation rights against the principal, or otherwise takes action which materially prejudices the surety, without notification of the surety and opportunity on the part of the surety to cure, unless such rights of the surety are validly waived. California courts have generally upheld the waivers of such rights as are contained in the Guarantee under California law; however, we express no opinion with respect to the effect under California law (other than California choice of law rules) of any modification of the obligations of the Company which materially increases such obligations, or any election of remedies by the Trustee or the holders of the Securities following the occurrence of a default, or any other action by the Trustee or the holders of the Securities which materially prejudices ChevronTexaco, as guarantor, if such action occurs without notice and opportunity to cure being granted to ChevronTexaco, as guarantor. However, in our opinion (x) acceleration of the maturity of the Securities would be available if an Event of Default occurs as a result of non-payment by ChevronTexaco of principal of or interest or any premium on the Securities or as a result of a material breach by ChevronTexaco of a covenant contained in the Indenture, (y) failure to enforce any such covenant will not render the Indenture or the Guarantee invalid as a whole and (z) there exists in the Indenture or pursuant to applicable law legally adequate remedies for a realization of the principal benefits intended to be provided by the Indenture or the Guarantee. Notwithstanding the foregoing, as set forth in our opinion in paragraph 4 above, the waivers and consents in the Guarantee are enforceable under New York law. While there is no decision of the California Supreme Court directly on point, it is our opinion that the provisions of Section 14.06 of the Indenture selecting New York law as the governing law would be honored by a California court applying California choice of law principles.

          (b) Whenever a statement herein is qualified by "known to us", "to our knowledge" or similar phrase, it indicates that in the course of our representation of ChevronTexaco and the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction,

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including the principal partners of this firm who are familiar with matters relating to ChevronTexaco. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of ChevronTexaco in other matters in which such attorneys are not involved.

          (c) We have assumed the execution and delivery of, and the performance of ChevronTexaco's obligations under, the Guarantee, do not and will not (i) require any authorization or approval by a State governmental body, commission or agency under the laws of any State (except that we make no assumption as to Federal law, the laws of the States of New York and California and the Delaware General Corporation Law) or (ii) violate or conflict with, result in a breach of, or constitute a default under (A) any authorizations or approvals by a State governmental body, commission or agency that may be applicable to ChevronTexaco or its properties under the laws of any State other than the laws of the States of New York and California and the Delaware General Corporation Law; (B) any order, decision, judgment or decree that may be applicable to ChevronTexaco or the Company or any of its properties or (C) any law (except that we make no assumption as to Federal law, the laws of the States of New York and California and the Delaware General Corporation Law). Subject to the same qualifications as are contained in paragraph (a) of this opinion, we have also assumed that the Guarantee constitutes the valid, legally binding and enforceable agreement of ChevronTexaco under all applicable law (except that we make no assumption as to Federal law, the laws of the States of New York and California and the Delaware General Corporation Law).

          (d) Our opinions in paragraphs 4 and 6 above with respect to the Guarantee are limited to the laws which, in our experience, are applicable to guarantees.

          This opinion is rendered by us as counsel for ChevronTexaco and the Company solely for your benefit in connection with the transaction referred to herein and may not be relied upon by you in connection with any other transaction and may not be relied upon by any other person without our prior written consent.

                                        Very truly yours,


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